UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 21, 2019
Autodesk, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
111 McInnis Parkway
San Rafael, California 94903
(Address of principal executive offices, including zip code)
(415) 507-5000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [  ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of Director
On March 21, 2019, the Board of Directors (the “Board”) of Autodesk, Inc. (the “Company”) increased the number of authorized Board members by one to ten and appointed Blake Irving to the Board, effective March 22, 2019, to fill the newly created vacancy. Mr. Irving, age 59, has over 25 years of executive leadership experience in the technology industry. Mr. Irving served as the chief executive officer of GoDaddy, Inc. ("GoDaddy") from January 2013 to January 2018, and served on the board of directors of GoDaddy from May 2014 to June 2018. From 2010 to 2012, Mr. Irving served as chief product officer of Yahoo! Inc. From 2009 to 2010, Mr. Irving was a Professor in the M.B.A. program at Pepperdine University. From 1992 to 2007, Mr. Irving served in various senior and management roles at Microsoft Corporation, including most recently as Corporate Vice President of Windows Live Platform Group. Mr. Irving holds a Bachelor of Arts degree in Fine Arts from San Diego State University and an M.B.A. from Pepperdine University. He also serves on the boards of directors of DocuSign, Inc. and ZipRecruiter, Inc.
Mr. Irving will participate in the non-employee director compensation arrangements described in the Company's 2018 annual proxy statement filed with the Securities and Exchange Commission on May 1, 2018. Under the terms of those arrangements, he will receive, among other things, annual compensation of $75,000 and a prorated initial RSU grant to acquire the equivalent of $56,164 of the Company's common stock, which vests on the date of the Company’s next annual meeting of stockholders, under the Company's 2012 Outside Directors' Stock Plan. There are no arrangements or understandings between Mr. Irving and any other persons pursuant to which Mr. Irving was named a director of the Company. Mr. Irving does not have any family relationship with any of the Company's directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. In addition, Mr. Irving will execute the Company's standard form of indemnification agreement. Mr. Irving has not entered into any other material plan, contract, arrangement or amendment in connection with his appointment to the Board. Mr. Irving is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
On March 25, 2019, the Company issued a press release regarding the appointment of Mr. Irving to the Board. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
Approval of Executive Participation in Executive Incentive Plan for Fiscal 2020
On March 21, 2019, the Compensation and Human Resources Committee (the “Compensation Committee”) of the Board of Directors of the Company determined the target awards and payout formulas for fiscal 2020 under the Autodesk, Inc. Executive Incentive Plan (the “EIP”). The EIP is an annual cash incentive plan intended to motivate and reward participants in connection with the Company’s achievement of its annual financial and non-financial objectives. Each of the Company’s executive officers is eligible to participate in the EIP.
For each executive participant, the Compensation Committee established a target award equal to a specified percentage of such participant’s base salary ranging from 75% to 125% (such participant’s “Target Amount”). The Compensation Committee determined an EIP funding formula related to achievement of certain total annualized recurring revenue (“ARR”), non-GAAP operating income and total stockholder return levels for fiscal 2020. If the Company does not meet at least one of these goals then the EIP will not be funded.
The actual bonuses payable for fiscal 2020 (if any) will vary depending on the extent to which actual performance meets, exceeds or falls short of goals approved by the Compensation Committee relating to achievement of total fiscal 2020 ARR and non-GAAP operating income levels, and other factors set forth in the EIP, such as individual performance. Accordingly, each participant could receive a bonus ranging from zero to 200 percent of the participant’s Target based on performance against the goals. The Compensation Committee retains discretion to reduce or eliminate (but not increase) the bonus that otherwise would be payable based on actual performance.

Approval of Restricted Stock Units and Performance Stock Units
On March 21, 2019, the Compensation Committee granted Restricted Stock Unit (“RSU”) and Performance Stock Unit (“PSU”) awards to the Company’s executive officers.
The number of RSUs granted to these executives individually ranged from 4,587 to 28,036. The RSUs vest annually over a three-year period from the date of grant.
The PSU awards provide for a minimum, target and maximum number of shares to be earned based upon progress toward predetermined performance criteria. For fiscal 2020 awards, PSU vesting will be based upon achievement of performance goals adopted by the Compensation Committee (“Performance Results”) and the Company's total stockholder return compared against companies in the S&P North American Technology Software Index with a Market Cap over $2 billion (“Relative TSR”) over one-, two- and three-year performance periods. For fiscal 2020, Performance Results will be based on total ARR and free cash flow levels. The use of these goals motivates management to drive the Company's ongoing business model transition and this, combined with Relative TSR, aligns these awards with the long-term interests of our stockholders.
The PSUs are split into three tranches:

•	Up to one third of the PSUs may vest following year one, depending upon the achievement of Performance Results for year one as well as 1-year Relative TSR (covering year one).

•	Up to one third of the PSUs may vest following year two, depending upon the achievement of Performance Results for year two as well as 2-year Relative TSR (covering years one and two).

•	Up to one third of the PSUs may vest following year three, depending upon the achievement of Performance Results for year three as well as 3-year Relative TSR (covering years one, two and three).
Performance Results for the relevant performance period could result in PSU attainment of 0% to 150% of target. Once the Performance Results percentage is established, it is multiplied by a percentage ranging from 67% to 133%, depending on the Company's Relative TSR for the period. The combined impact of these performance criteria is that PSUs could be earned from 0% to 200% of target.
The target amounts of shares that the executives could receive upon vesting of the PSUs individually ranged from 6,881 to 42,054.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.     Description

99.1	Press release, dated as of March 25, 2019, entitled “Autodesk Appoints Blake Irving to Board of Directors.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:/s/ Pascal W. Di Fronzo
Pascal W. Di Fronzo SVP, Corporate Affairs, Chief Legal Officer & Secretary
Date: March 25, 2019

EXHIBIT INDEX

Exhibit No.     Description

99.1	Press release, dated as of March 25, 2019, entitled “Autodesk Appoints Blake Irving to Board of Directors."